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                                TABLE OF CONTENTS

                              RESTATED AND AMENDED

                                   BY-LAWS OF

                              AMI INSTRUMENTS, INC.

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ARTICLE I        Office.........................................................................      1

ARTICLE II       Corporate Seal.................................................................      1

ARTICLE III      Meetings of Shareholders.......................................................      1

ARTICLE IV       Directors......................................................................      2

ARTICLE V        Power of Directors.............................................................      2

ARTICLE VI       Meetings of Directors..........................................................      3

ARTICLE VII      Compensation of Directors and Member of the Committees.........................      4

ARTICLE VIII     Officers of the Corporation....................................................      4

     A.          Duties of the President........................................................      4

     B.          Vice President.................................................................      4

     C.          Secretary......................................................................      5

     D.          Treasurer......................................................................      5

     E.          Duties of Officers May Be Delegated............................................      5

ARTICLE IX       Shares of Stock................................................................      5

     A.          Certificate of the Stock.......................................................      5

     B.          Transfer of Stock..............................................................      6

     C.          Closing of Transfer Books......................................................      6

     D.          Shareholders of Record.........................................................      6

ARTICLE X        Fiscal Year....................................................................      6

ARTICLE XI       Dividends......................................................................      6



                                       ii

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ARTICLE XII      Checks for Money...............................................................      7

ARTICLE XIII     Books and Records..............................................................      7

ARTICLE XIV      Notices........................................................................      7

ARTICLE XV       Amendment of By-Laws...........................................................      7
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                                       iii



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                              RESTATED AND AMENDED

                                     BY-LAWS

                                       OF

                              AMI INSTRUMENTS, INC.



                                    I. OFFICE

         The principal office of the Corporation shall be 1914 West Reno, Bldg. A, Broken Arrow, Oklahoma 74012. The Corporation may also have an office or offices at such other place or places as the board of directors may from time to time designate.

                               II. CORPORATE SEAL

         The corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved from time to time by the board of directors.

                          III. MEETINGS OF SHAREHOLDERS

         The annual meeting of shareholders for the election of directors and the transaction of such other business as may properly be brought before the meeting shall be held on such date and at such place and time as the president or the board of directors shall designate.

         Special meetings of the shareholders may be called at any time by the board of directors or the president and shall be called by the secretary on request in writing at such place, date and time and for such purpose or purposes as shall be set forth in the notice of such meeting.

         All meetings of the shareholders shall be held at such place or places, within or without the State of Oklahoma, as may from time to time be fixed by the board of directors or as shall be specified and fixed in the respective notices or waivers of notice thereof.

         No change of the time or place of a meeting for the election of directors, as fixed by the by-laws, shall be made within fifteen (15) days next before the day on which such election is to be held. In case of any change in such time or place for such election of directors, notice thereof shall be given to each shareholder entitled to vote in person, or mailed to his last known post office address, at least ten (10) days before the election is held.

         Each shareholder entitled to vote shall, at every meeting of the shareholders, be entitled to vote in person or by proxy, signed by him, as hereinafter provided in these by-laws, but no proxy shall be voted on after three years from its date, unless it provides for a longer period. Such right to vote shall be subject to the right of the board of directors to close the transfer books or to fix a record date for voting shareholders as hereinafter provided, and if the directors shall not have exercised such right, no share of stock shall be voted on at any election for directors


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                                                                               2


which shall have been transferred on the books of the Corporation within ten
(10) days next preceding such election.

         Notice of all meetings shall be mailed by the secretary to each shareholder of record entitled to vote at its, his, or her last known post office address, for annual meetings ten days, and for special meetings five days prior thereto.

         The holders of a majority in voting rights of the stock outstanding and entitled to vote shall constitute a quorum but the holders of a smaller amount may adjourn from time to time without further notice until a quorum is secured.

         In case of vacancy occurring among the directors elected by the holders of the common stock as a class, the remaining director or directors may appoint a successor to hold office for the unexpired term of the director whose place shall be vacant. If all directors so elected shall cease to serve as directors before their terms shall expire, the holders of the common stock then outstanding and entitled to vote for such directors may, by written consent or at a special meeting called as provided above, elect successors to hold office for the unexpired terms of the directors whose places shall be vacant,

         Except as otherwise provided by the Certificate of Incorporation of the Corporation, the General Corporation Law of the State of Oklahoma, or by any resolution adopted by the board of directors fixing the relative powers, preferences and rights and the qualifications and except as otherwise provided for herein, the entire power of the shares of the Corporation for the election of directors and for all other purposes, as well as all other rights pertaining to shares of the Corporation, shall be vested exclusively in the common stock. Each share of common stock shall have one vote upon all matters to be voted on by the holders of the common stock.

                                  IV. DIRECTORS

         The business and affairs of the Corporation shall be managed by or under the direction of a board of directors. The number of directors shall be determined from time to time by resolution of the board of directors, but the total number of directors and shall not be less than three or more than eight. Directors need not be shareholders.

         The directors shall hold office until the next annual election and until their successors are elected and qualified. They shall be elected by the shareholders, except that if there be a vacancy in the board of directors by reason of death, resignation or otherwise, such vacancy shall be filled for the unexpired term in accordance with Article III hereof.

                              V. POWER OF DIRECTORS

         The board of directors shall have, in addition to such powers as are hereinafter expressly conferred on it, all such powers as may be exercised by the Corporation, subject to the provisions of statutes, the Articles of Incorporation, and the by-laws.


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                                                                               3



         The board of directors shall have power:

         To purchase or otherwise acquire property, rights or privileges for the Corporation, which the Corporation has power to take, at such prices and on such terms as the board of directors may deem proper.

         To pay for such property, rights or privileges in whole or in part with money, stock, bonds, debentures, or other securities of the Corporation, or by the delivery of other property of the Corporation.

         To create, make and issue mortgages, bonds, deeds of trust, trust agreements and negotiable or transferable instruments and securities, secured by mortgages or otherwise, and to do every act and thing necessary to effectuate the same.

         To appoint agents, clerks, assistants, factors, employees, and trustees, and to dismiss them at its discretion, to fix their duties and emoluments and to change them from time to time and to require security as it may deem proper.

         To confer on any officer of the Corporation the power of electing, discharging or suspending such employees.

         To determine by whom and in what manner the Corporation's bills, notes, receipts, acceptances, endorsements, checks, releases, contracts, or other documents shall be signed.

                            VI. MEETINGS OF DIRECTORS

         After each annual election of directors, the newly elected directors may meet for the purpose of organization, the election of officers, and the transaction of other business, at such place and time as shall be fixed by the shareholders at the annual meeting, and if a majority of directors be present at such place and time, no prior notice of such meeting shall be required to be given to the directors. The place and time of such meeting may also be fixed by the written consent of the directors.

         Regular meetings of the directors shall be held as determined by the board of directors, at the office of the Corporation in Broken Arrow, Oklahoma or elsewhere and at other times as may be fixed by resolution of the board. No notice of regular meetings shall be required.

         Special meetings of the directors may only be called by the president or by the vote of three (3) directors and may be held within or without the State of Oklahoma at such place as is indicated in the Notice of Special Meeting or waiver of notice thereof, provided, however, no notice executed if all the directors are present in person at any special meeting irrespective of the time or place of such meeting.

         A majority of the directors shall constitute a quorum, but a smaller number may adjourn from time to time, without further notice, until a quorum is secured.


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                                                                               4



           VII. COMPENSATION OF DIRECTORS AND MEMBER OF THE COMMITTEES

         Directors shall receive such compensation for attendance at either regular or special meetings of the board, as may from time to time be fixed by the board.

                        VIII. OFFICERS OF THE CORPORATION

         The officers of the Corporation shall be a president, a secretary, a treasurer. Each of them shall be appointed by the board of directors. The corporation may also have a chairman of the board, one or more vice presidents, one or more assistant secretaries and assistant treasurers, and such other officers as may be appointed by the board of directors.

         Any two offices (but not more than two) may be held by the same person, except that of president and secretary and president and vice president.

         The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer chosen or appointed by the board of directors may be removed either with or without cause at any time by the affirmative vote of a majority of the whole board of directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the affirmative vote of a majority of the whole board of directors.

                           A. DUTIES OF THE PRESIDENT

         Subject to the direction of the board of directors, the president shall be the chief executive officer of the Corporation and shall direct the policy thereof, he shall preside at meetings of the board of directors and of the shareholders. It shall be his duty to have general and active management of the day-to-day business of the Corporation; to see that all orders and resolutions of the board of directors are carried into effect; and, subject to the direction and approval of the board of directors, to execute all contracts, agreements, deeds, bonds, mortgages and other obligations and instruments in the name of the Corporation and to affix the corporate seal thereto when authorized by the board. He shall have such other powers and perform such other duties as may from time to time be assigned to him by the board of directors.

         He shall have general supervision and direction of all officers of the Corporation and shall see that their duties are properly performed.

         He shall submit a report of the operations of the Corporation for the year to the directors at their meeting next preceding the annual meeting of the shareholders and to the shareholders at their annual meeting.

                                B. VICE PRESIDENT

         The vice president or vice presidents (if there be such officers appointed), in the order designated by the board of directors, shall be vested with all the powers required to perform all the duties of the president in his absence or disability and shall perform such other duties as may be prescribed by the board of directors.


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                                                                               5



                                  C. SECRETARY

         The Secretary shall attend all meetings of the shareholders and the board of directors. He shall act as clerk thereof and shall record all of the proceedings of such meetings in a book kept for that purpose. He shall perform such other duties as shall be assigned to him by the president or the board of directors.

                                  D. TREASURER

         The Treasurer shall have custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to credit of the Corporation in such depositories as may be designated by the board of directors.

         He shall disburse the funds of the Corporation as may be ordered by the board taking proper vouchers for such disbursements, and shall render to the president and directors, whenever they may require it, a report on the financial condition of the Corporation, and at the shareholders' meeting, shall render a like report for the preceding year.

         He shall keep an account of the stock registered and transferred in such manner and subject to such regulations as the board of directors may prescribe.

         He shall give the Corporation a bond, if required by the board of directors, in such sum and in form and with security satisfactory to the board of directors for the faithful performance of the duties of his office and the restoration to the Corporation, in case of his death, resignation or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession, belonging to the Corporation. He shall perform such other duties as the board of directors may from time to time prescribe or require.

                     E. DUTIES OF OFFICERS MAY BE DELEGATED

         In case of the absence or disability of any officer of the Corporation or for any other reason deemed sufficient by a majority of the board, the board of directors may delegate his powers or duties to any other officer or to any director for the time being.

                               IX. SHARES OF STOCK

                           A. CERTIFICATE OF THE STOCK

         Certificates of stock shall be signed by the president and either the treasurer, secretary or assistant secretary. If a certificate of stock be lost or destroyed, another may be issued in its stead upon proof of such loss or destruction and the giving of a satisfactory bond of indemnity, in an amount sufficient to indemnify the Corporation against any claim. A new certificate may be issued without requiring bond when, in the judgment of the directors, it is proper to do so.


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                                                                               6


                              B. TRANSFER OF STOCK

         All transfers of stock of the Corporation shall be made upon its books by the holder of the shares in person or by his lawfully constituted representative, upon surrender of certificates of stock for cancellation.

                          C. CLOSING OF TRANSFER BOOKS

         The board of directors shall have power to close the stock transfer books of the Corporation for a period not exceeding fifty days preceding the date of any meeting of shareholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding fifty days in connection with obtaining the consent of shareholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the board of directors may fix in advance a date, not exceeding fifty days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the shareholders entitled to notice of, and to vote, at any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at such meeting and any adjournment thereof, or to receive payment of such dividend, to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

                            D. SHAREHOLDERS OF RECORD

         The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Oklahoma.

                                 X. FISCAL YEAR

         The fiscal year of the Corporation shall be fixed by the board of directors.

                                  XI. DIVIDENDS

         Dividends upon the capital stock may be declared by the board of directors at any regular or special meeting and may be paid in cash or in property or in shares of the capital stock. Before paying any dividend or making any distribution of profits, the directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may alter or abolish any such reserve or reserves.


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                                                                               7



                              XII. CHECKS FOR MONEY

         All checks, drafts or orders for the payment of money shall be signed by such officer or officers and other individuals as the board of directors may from time to time designate. No check shall be signed in blank.

                             XIII. BOOKS AND RECORDS

         The books, accounts and records of the Corporation shall be kept at such place or places as may from time to time be designated by the by-laws or by resolution of the directors.

                                  XIV. NOTICES

         Notice required to be given under the provisions of these by-laws to any director, officer or shareholder shall not be construed to mean personal notice, but may be given in writing by depositing the same in a post office or letter box, in a postpaid sealed wrapper, addressed to such shareholder, officer or director at such address as appears on the books of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed. Any shareholder, officer or director may waive, in writing, any notice required to be given under these by-laws, whether before or after the time stated therein.

                            XV. AMENDMENT OF BY-LAWS

         These by-laws may be amended, altered, repealed or added to at any regular meeting of the shareholders or board of directors or at any special meeting called for that purpose, by affirmative vote of a majority in voting rights of the stock issued and outstanding or of a majority of the whole authorized number of directors, as the case may be.